Exhibit 99.3

CONSENT OF CANACCORD GENUITY LLC

Board of Directors

I.D. Systems, Inc.

123 Tice Boulevard

Woodcliff Lake, NJ 07677

The Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated March 13, 2019, to the Board of Directors of I.D. Systems, Inc. (“I.D. Systems”) as Annex E to, and reference thereto under the heading “Opinion of I.D. Systems’ Financial Advisor” in, the joint proxy statement/prospectus relating to the proposed transaction involving I.D. Systems and Pointer Telocation Ltd., which joint proxy statement/prospectus forms a part of Amendment No. 2 to the Registration Statement on Form S-4 of PowerFleet, Inc. (the “Registration Statement”), including any amendments thereto. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ CANACCORD GENUITY LLC
CANACCORD GENUITY LLC

July 23, 2019